Exhibit 99.2

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

I hereby consent to the reference to me, Richard K. Davis, included in or made a part of the Registration Statement on Form S-1 of Integris Metals Corporation, and any amendments thereto.

/S/    RICHARD K. DAVIS

Name: Richard K. Davis

Date:    September 24, 2004